UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 16, 2005
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                                 CIT GROUP INC.
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             (Exact name of registrant as specified in its charter)

    Delaware                        001-31369                     65-1051192
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(State or other                    (Commission                  (IRS Employer
jurisdiction of                    File Number)              Identification No.)
 incorporation)

                           1211 Avenue of the Americas
                            New York, New York 10036
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              (Address of registrant's principal executive office)

       Registrant's telephone number, including area code: (212) 536-1211

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                            Section 8 - Other Events

Item 8.01. Other Events.

      Thomas B. Hallman, Vice Chairman - Specialty Finance, Joseph M. Leone, Vice Chairman and Chief Financial Officer, Lawrence A. Marsiello, Vice Chairman and Chief Lending Officer, and Robert J. Ingato, Executive Vice President and General Counsel, each adopted a pre-arranged stock trading plan to exercise employee stock options issued under the CIT Group Inc. Long-Term Equity Compensation Plan and to sell the acquired CIT Group Inc. ("CIT") common stock. Each of these executive officers, who receive a substantial portion of their compensation in the form of equity awards, established his plan as part of his individual long-term strategy for asset diversification and liquidity. The stock trading plan of each executive officer was established under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and CIT's policies regarding securities transactions.

      Pursuant to their individual 10b5-1 trading plans, dated December 16, 2005 for Messrs. Hallman and Marsiello and December 20, 2005 for Messrs. Leone and Ingato, a brokerage firm may exercise certain of their respective employee stock options beginning on February 1, 2006. Each of the plans is scheduled to terminate on January 31, 2007. The brokerage firm may exercise options representing up to 135,120 shares for Mr. Hallman (25% of beneficial ownership), 180,111 shares for Mr. Leone (26% of beneficial ownership), 159,537 shares for Mr. Marsiello (26% of beneficial ownership), and 59,100 shares for Mr. Ingato (27% of beneficial ownership). Beneficial ownership includes owned shares, restricted stock and vested options, but excludes unvested options and performance shares.

      Any transactions under the foregoing trading plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

      Pursuant to CIT's policies regarding securities transactions, executives may only enter into a 10b5-1 trading plan during CIT's trading windows following the release of CIT's quarterly or annual financial information ("trading window"). Pursuant to these policies, transactions pursuant to a 10b5-1 trading plan may begin no earlier than the trading window following the trading window in which the executive enters into the 10b5-1 trading plan.

      Except as may be required by law, CIT does not undertake to report on specific plans by other CIT officers or directors, nor to report modifications, terminations, transactions or other activities under the plans of Mr. Hallman, Mr. Leone, Mr. Marsiello or Mr. Ingato or the plan of any other officer or director.

      This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "target,"
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and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements reflect the current views of CIT and its management. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties, contingencies, and changes in circumstances, many of which are beyond CIT's control, that may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that could affect actual results and performance include, but are not limited to, potential changes in interest rates, competitive factors and general economic conditions, changes in funding markets, industry cycles and trends, uncertainties associated with risk management, risks associated with residual value of leased equipment, regulatory factors, among others. More detailed information about these factors are described in CIT's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CIT GROUP INC.
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                                      (Registrant)

                                      By: /s/ Joseph M. Leone
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                                         Joseph M. Leone
                                         Vice Chairman & Chief Financial Officer

Dated: December 22, 2005